                                                                   Exbibit 23.3

                          Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2001 with respect to the financial statements of the Procuren-Registered Tradmark- Operations of Curative Health Services, Inc. included in the Registration Statement (Form SB-2 No. 333-00000) and related Prospectus of Cytomedix, Inc. for the registration of 11,568,334 shares of its common stock.

                                              /s/ Ernst & Young LLP


Melville, New York
February 15, 2001